Exhibit 10.5

FREDERICK L. HUBACKER LETTER AGREEMENT

As of April 15, 2005

Oakmont Acquisition Corp.

33 Bloomfield Hills Parkway, Suite 240

Bloomfield Hills, MI 48304

Morgan Joseph & Co. Inc.

600 Fifth Avenue, 19th Floor

New York, New York 10020

Re: Initial Public Offering

Gentlemen:

The undersigned director and stockholder of Oakmont Acquisition Corp. (“Company”), in consideration of Morgan Joseph & Co. Inc. (“Morgan Joseph”) entering into a letter of intent (“Letter of Intent”) to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 11 hereof):

1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all Insider Shares owned by him in accordance with the majority of the votes cast by the holders of the IPO Shares.

2. The undersigned will escrow his Insider Shares for the three year period commencing on the Effective Date subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

3. In the event that the Company fails to consummate a Business Combination within 18 months from the effective date (“Effective Date”) of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO), the undersigned will take all reasonable actions within his power to cause the Company to liquidate as soon as reasonably practicable. The undersigned hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of the Trust Fund (as defined in the Letter of Intent) with respect to his Insider Shares and waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

4. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the undersigned ceases to be a director of the Company, subject to any pre-existing fiduciary obligations the undersigned might have including, but not limited to, the undersigned’s obligation to present to Apollo Management, L.P., business opportunities regarding investments in the automotive sector.

5. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Morgan Joseph that the business combination is fair to the Company’s stockholders from a financial perspective.

6. Neither the undersigned, any member of the family of the undersigned, or any affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any affiliate of the undersigned originates a Business Combination.

7. The undersigned agrees to be a director of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. The undersigned’s biographical information furnished to the Company and Morgan Joseph and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s Questionnaire furnished to the Company and Morgan Joseph and annexed as Exhibit B hereto is true and accurate in all respects. The undersigned represents and warrants that:

(a)	he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)	he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c)	he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

8. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as a director of the Company.

9. Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination; provided that the undersigned shall also be entitled to reimbursement from the Company for his out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

10. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Morgan Joseph and its legal representatives or agents (including any investigative search firm retained by Morgan Joseph) any information they may have about the undersigned’s background and finances (“Information”), purely for the purposes of the Company’s IPO (and shall thereafter hold such information confidential). Neither Morgan Joseph nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

11. As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business selected by the Company; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company owned by an Insider prior to the IPO; and (iv) ”IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO.

Frederick L. Hubacker
Print Name of Insider

/s/ Frederick L. Hubacker
Signature

EXHIBIT A

BIOGRAPHY

Frederick L. Hubacker has been a Director of the Company since our inception. Mr. Hubacker is currently a Senior Executive Consultant for Apollo Management L.P., a $10 billion private equity firm, a position he has held since 2002. Mr. Hubacker has served on the Noble International Ltd. Board of Directors since 2004. Prior to joining Apollo, from 2001 to 2002, Mr. Hubacker served as Vice Chairman for Venture Companies Worldwide, a privately held supplier of automotive interior systems, cockpit modules and front end systems. Mr. Hubacker also served as Chief Executive Officer for New Venture Gear, Inc., an auto supply company, from 1996 to 2000. Prior to joining New Venture Gear, Mr. Hubacker was the Chief Operating Officer, and later President, for Textron, Inc. from 1993 to 1995. Textron is a global multi-industry company with businesses in the general aviation, aerospace and defense, and industrial and commercial finance markets. Mr. Hubacker holds a B.A. from Michigan State University and a M.B.A. from Wayne State University.